Exhibit 1(d)

The Empire District Electric Company

Form of Purchase Agreement

Preference Stock

(Date)

The Empire District Electric Company
602 Joplin Avenue
Joplin, Missouri  64801

Ladies and Gentlemen:

We refer to the Preference Stock, no par value, of The Empire District Electric Company (the “Company”), a Kansas corporation, covered by Registration Statement No. 333-________, which became effective on _________________ (the “Registration Statement”).  On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the “Purchasers”) agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, the respective numbers of shares of the Company’s Preference Stock referred to below (the “Firm Preference Stock”) set forth opposite the name of each Purchaser on Schedule A hereto.  The Company also grants to the Purchasers an option to purchase _______ additional shares of the Company’s Preference Stock (the “Additional Preference Stock”) on the terms and conditions contained in this Agreement for the sole purpose of covering over-allotments.  The Firm Preference Stock and the Additional Preference Stock are collectively referred to as the “Purchased Preference Stock.”

The price at which the Purchased Preference Stock shall be purchased from the Company by the Purchasers shall be $______ per share.  The initial public offering price shall be $______ per share.  The Purchased Preference Stock will be offered as set forth in the Prospectus Supplement relating to such Purchased Preference Stock.

The Purchased Preference Stock will have the following terms:

Title:	__________

Liquidation Amount at Maturity:	__________

Dividend Rate:	__________

Dividend Payment Dates:	__________

Maturity:	__________

Redemption Provisions:	__________

Listing:	__________

The “Applicable Time” (as
defined in Section 1
of the Company’s
Standard Purchase
Provisions — Preference	____ [A.M./P.M.], New York
Stock) shall be:	City time on ______________

The “Closing Date” (as
defined in Section 2
of the Company’s
Standard Purchase
Provisions — Preference
Stock) shall be:	__________

The closing of the
purchase and sale of
the Purchased Preference
Stock shall take place at:	__________

The Purchased Preference Stock
shall be made available for
inspection and packaging at:	___________

The purchase price for
the Purchased Preference
Stock shall be paid by:	__________

The funds used to pay
for the Purchased Preference
Stock shall be:	__________

Other:	__________

Notice to the Purchasers shall be sent to the addresses set forth in Schedule A hereto.

If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with this financing, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

All of the provisions contained in the document entitled “The Empire District Electric Company, Standard Purchase Provisions—Preference Stock,” a copy of which has been previously furnished to us (the “Standard Purchase Provisions”), are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

[NAME OF PURCHASER]

By:__________________________
Name:
Title:

Acting on behalf of itself and as Representative(s) of the several Purchasers named in Schedule A hereto.[1]
The foregoing Purchase
Agreement is hereby confirmed
as of the date first above written

THE EMPIRE DISTRICT ELECTRIC COMPANY

By: _______________________________
Name:
Title:

1To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.

SCHEDULE A TO PURCHASE AGREEMENT

Name	Address and Telecopier Number	Number of Shares of Firm Preference Stock to Be Purchased

Total

SCHEDULE B TO PURCHASE AGREEMENT

EXHIBIT A TO PURCHASE AGREEMENT

FORM OF CERTIFICATE OF DESIGNATIONS

THE EMPIRE DISTRICT ELECTRIC COMPANY

STANDARD PURCHASE PROVISIONS - PREFERENCE STOCK

From time to time, The Empire District Electric Company, a Kansas corporation (“Company”), may enter into purchase agreements that provide for the sale of shares of the Company’s preference stock to the purchaser or purchasers named therein.  The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (“Purchase Agreement”).  The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as “this Agreement.”  Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

1. Introductory.  The Company proposes to issue and sell, from time to time, preference stock, no par value, registered under the registration statement referred to in Section 3(a) (“Preference Stock”).  The shares of Preference Stock referred to on Schedule A of the Purchase Agreement are hereinafter referred to as the “Firm Preference Stock.”  The Purchase Agreement may provide for an additional number of shares of Preference Stock (the “Additional Preference Stock”) which the purchasers may purchase on the terms and conditions set forth in this Agreement for the sole purpose of covering over-allotments.  The Firm Preference Stock and the Additional Preference Stock, if any, are collectively referred to as the “Purchased Preference Stock.”  The Purchased Preference Stock shall have the rights, designations and preferences set forth in the Certificate of Designations in the form attached hereto as Exhibit A to the Purchase Agreement (“Certificate of Designations”).  The firm or firms, as the case may be, which agree to purchase the Purchased Preference Stock are hereinafter referred to as the “Purchasers” of such Purchased Preference Stock.  The terms “you” and “your” refer to those Purchasers (or the Purchaser) who sign the Purchase Agreement either on behalf of themselves (or itself) only or on behalf of the several Purchasers named in Schedule A thereto, as the case may be.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act of 1933, as amended (the “Act”), as such section applies to the respective Purchasers (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein (other than the Statements of Eligibility and Qualification of the trustees (the “Forms T-1”) and (ii) any information contained or incorporated by reference in a prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, to be part of the Registration Statement at the Effective Time.

The Company has furnished to you, for use by the Purchasers and by dealers in connection with the offering of the Purchased Preference Stock, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Purchased Preference Stock.  Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, together with any base prospectus (whether or not in preliminary form) included in the Registration Statement furnished to you by the Company and attached to or used with such preliminary prospectus supplement.  Except where the context otherwise requires, “Base Prospectus,” as used herein, means any such base prospectus and any base prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Purchased Preference Stock, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Purchasers and by dealers in connection with the offering of the Purchased Preference Stock.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B to the Purchase Agreement.

“Disclosure Package,” as used herein, means the Pre-Pricing Prospectus most recently furnished to the Purchasers prior to the Applicable Time, together with the Permitted Free Writing Prospectuses.

“General Use Disclosure Package,” as used herein, means the Disclosure Package, other than each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Purchased Preference Stock contemplated hereby.

“Applicable Time,” as used herein, means the time set forth in the Purchase Agreement, which is the time when sales of the Purchased Preference Stock will first be made.

Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein, as of the Effective Time in the case of the Registration Statement and as of the date thereof in the case of any other of such documents (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the Effective Time, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

2. Sale and Delivery of Preference Stock.  Subject to the terms and conditions set forth in this Agreement, the Company will deliver the Firm Preference Stock to you for the account of the Purchasers, at the place set forth in the Purchase Agreement against payment of the purchase price therefor by wire transfer or certified or official bank check or checks in immediately available funds or clearing house funds payable to the order of the Company, all as set forth in the Purchase Agreement, at the time set forth in the Purchase Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date.”  Except as otherwise provided in this Agreement, the Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to the Closing Date, the Firm Preference Stock so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full business days prior to the Closing Date, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

The Closing Date and an Additional Closing Date may be the same.  If there is any Additional Preference Stock, the Purchasers shall have the option to purchase, severally and not jointly, from the Company, ratably in accordance with the number of shares of Firm Preference Stock to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Preference Stock, if any, as may be necessary to cover over-allotments made in connection with the offering of the Firm Preference Stock, at the same purchase price per share to be paid by the Purchasers to the Company for the Firm Preference Stock, all subject to the terms and conditions set forth in this Agreement.  This option may be exercised at any time and from time to time on or before the thirtieth day following the date hereof, by your written notice to the Company.  Such notice shall set forth the aggregate number of shares of Additional Preference Stock as to which the option is being exercised, and the date and time when the Additional Preference Stock is to be delivered (each such date and time being herein referred to as the “Additional Closing Date”); provided, however, that an Additional Closing Date shall not be earlier than the Closing Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised.  The number of shares of Additional Preference Stock to be sold to each Purchaser shall be the number which bears the same proportion to the aggregate number of shares of Additional Preference Stock being purchased as the number of shares of Firm Preference Stock set forth opposite the name of such Purchaser on Schedule A to the Purchase Agreement bears to the total number of shares of Firm Preference Stock (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

Payment of the purchase price for the Additional Preference Stock, if any, shall be made on the applicable Additional Closing Date in the same manner and at the same office as the payment for the Firm Preference Stock.  The Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to an Additional Closing Date, the Additional Preference Stock so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full business days prior to such Additional Closing Date, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

If an Additional Closing Date occurs after the Closing Date, then the obligation of the Purchasers to purchase the Additional Preference Stock shall be conditioned upon receipt of supplemental opinions, certificates and letters confirming as of such Additional Closing Date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

3. Representations and Warranties of the Company.  The Company represents and warrants as of the date hereof, as of the Applicable Time and as of the Closing Date (in each case, unless otherwise indicated below with respect to any representation or warranty) to each Purchaser that:

(a) The Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Purchased Preference Stock contemplated hereby have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(b) The Registration Statement complied at the Effective Time, complies as of the date hereof and, as amended or supplemented, at the Closing Date and each Additional Closing Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Purchased Preference Stock as contemplated hereby have been satisfied; as of the eligibility determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is not an “ineligible issuer” (as defined in Rule 405 of the rules and regulations under the Act (the “Rules and Regulations”)) at any such date; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; and, at the time such Pre-Pricing Prospectus was filed with the Commission, as of the Applicable Time, at the Closing Date and at each Additional Closing Date, such Pre-Pricing Prospectus, as then amended or supplemented through the Applicable Time, together with the Permitted Free Writing Prospectuses, if any (considered both with and without any “road show”), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Base Prospectus, as of its date and the date it was filed with the Commission, complied, in all material respects, with the requirements of the Act, and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Closing Date and each Additional Closing Date complied, or will comply, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to (i) any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus, any Prospectus Supplement or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writ-

ing by or on behalf of a Purchaser to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus, any Prospectus Supplement or such Permitted Free Writing Prospectus and (ii) that part of the Registration Statement that constitutes the Forms T-1; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The General Use Disclosure Package, at the Applicable Time, did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company has an authorized capitalization as set forth in the Registration Statement, the General Use Disclosure Package and the Prospectus.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable.

(e) The shares of Purchased Preference Stock to be issued and sold by the Company to the Purchasers hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Purchased Preference Stock will conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.

(g) The Empire District Gas Company (“Empire Gas”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Use Disclosure Package and the Prospectus.  Other than Empire Gas, the Company has no “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(h) The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i) Empire Gas is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

(j) Each of the Company and Empire Gas (1) is not in violation of its charter or by-laws, (2) is not in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (3) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject and has not failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clause (2) or (3) above, for any such default, violation or failure that would not reasonably be expected to result in a Material Adverse Effect.

(k) The execution, delivery and performance of this Agreement and the issuance of the Purchased Preference Stock and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (1) any provisions of the charter or by-laws of the Company or Empire Gas or (2) under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or Empire Gas is a party or by which it or its respective properties may be bound or affected, or (3) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or Empire Gas, except, in the case of clause (2) above, for any such conflict, breach or default which would not reasonably be expected to result in a Material Adverse Effect.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Purchased Preference Stock conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(n) The Company has obtained or made all approvals, authorizations, consents or orders of or filings with any national, state or local governmental or regulatory commission, board, body, authority or agency required in connection with the issuance and sale of the Purchased Preference Stock or the consummation by the Company of the transactions as contemplated hereby other than any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Purchased Preference Stock is being offered by the Purchasers.

(o) There are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or Empire Gas or any of their officers is a party or of which any of their properties is subject, at law, in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to result in a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

(p) The audited financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of opera-

tions and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise set forth therein.  [The interim unaudited financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified subject to year-end adjustments; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise set forth therein.]  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(q) The accountants who certified the audited financial statements of the Company and supporting schedules and notes thereto incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (the “PCAOB”).

(r) The Company is not, and, as of the Closing Date after giving effect to the application of the net proceeds as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s) The Company, and its directors and officers in their capacity as such, have each complied, and currently are in compliance, in all material respects with the Sarbanes-Oxley Act of 2002 and all rules and regulations of the Commission and the NYSE issued or adopted in connection therewith.

(t) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the actual knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not reasonably be expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have actual knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not reasonably be expected to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(u) (A)           The Company has devised and established and maintains the following, among other, internal controls (without duplication):

(1) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the Exchange Act;

(2) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act; and

(3) “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) (the internal controls referred to in clauses (1) and (2) above and this clause (3) being hereinafter called, collectively, the “Internal Controls”).

(B)           The Internal Controls are evaluated by the Company’s senior management periodically as appropriate and, in any event, as required by law.

(C)           The Internal Controls are, individually and in the aggregate, effective in all material respects to perform the functions for which they were established.

(D)           Based on the most recent evaluations of the Company’s internal control over financial reporting, (1) there are no material weaknesses in the design or operation of the Company’s internal control over financial reporting, whether considered individually or collectively, and (2) all significant deficiencies, if any, in the design or operation of the Company’s internal control over financial reporting have been identified and reported to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(v) Subsequent to the respective dates as of which information is given in the General Use Disclosure Package and the Prospectus, there has been no material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (any such change or development, a “Material Adverse Change”).

(w) All material tax returns required to be filed by the Company have been filed in all jurisdictions where such returns are required to be filed, except where valid extensions have been obtained; and all taxes, including withholding, value added and franchise taxes, penalties and interest, assessments, fees and other charges that are due and payable have been paid (or, with respect to those based on good faith estimates, have been paid to the extent of such estimates), other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or its assets or property.

(x) The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate, in the good faith judgment of management, to protect the Company and its business.

(y) Any statistical and market-related data included in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(z) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Use Disclosure Package or the Prospectus.

(aa) Neither the Company nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Purchased Preference Stock other than actions taken pursuant to Section 4(h) of this Agreement.

(bb) All contracts or documents that are required to be described in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement have been so described and filed as required.

4. Agreements of the Company.  The Company agrees with the several Purchasers that:

(a) The Company will advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus with respect to any Purchased Preference Stock, and will furnish you a copy thereof prior to the filing thereof with the Commission.

(b) The Company will furnish to you copies of the registration statement relating to the Preference Stock as originally filed and all amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission), each related Pre-Pricing Prospectus, Permitted Free Writing Prospectus, Prospectus, and all amendments and supplements to such documents (except amendments to exhibits and supplements relating to securities that are not Purchased Preference Stock), in each case as soon as available and in such quantities as you reasonably request for the purposes contemplated by the Act.

(c) If at any time prior to the filing of the Prospectus, with respect to each Pre-Pricing Prospectus or, thereafter, with respect to the Prospectus, when a prospectus relating to the Purchased Preference Stock is required to be conveyed under the Act or the Rules and Regulations, any event occurs as a result of which such Pre-Pricing Prospectus or the Prospectus, as applicable, as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if it is necessary at any time to amend or supplement such Pre-Pricing Prospectus or the Prospectus, as applicable, to comply with the Act or the Rules and Regulations, the Company will promptly notify the Purchasers and promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or any appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or an amendment which will effect such compliance, and convey in connection therewith, such Pre-Pricing Prospectus or Prospectus or amendments or supplements to the Purchasers in such quantity as may be necessary to permit compliance with the requirements of the Act and the Rules and Regulations; provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Purchasers to so notify the Company cancels the Company’s obligation under this Section 4(c)); and provided further that any such Pre-Pricing Prospectus or Prospectus or amendment or supplement required later than nine months from the date hereof shall be furnished at the Purchasers’ sole expense.

(d) The Company will cooperate with the Purchasers in taking such action as may be necessary to qualify the Purchased Preference Stock for offering and sale under the securities laws of any state or jurisdiction of the United States as the Purchasers may reasonably request and will use its best efforts to continue such qualification in effect so long as required for the distribution of the Purchased Preference Stock; provided, however, that the Company shall not be required to qualify as a foreign corporation, or to file a general consent to service of process, in any such state or jurisdiction or to comply with any other requirement deemed by the Company to be unduly burdensome.

(e) The Company will make generally available to its security holders as soon as practicable an earning statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement.

(f) For a period of one year, the Company will furnish to you copies of any report or definitive proxy statement which the Company shall file with the Commission under the Exchange Act, and copies of all reports and communications which shall be sent to stockholders generally, at or about the time such reports and other information are first furnished to stockholders generally.  For purposes of this clause (f), any information filed by the Company on the Commission’s EDGAR system will be deemed furnished to you in satisfaction of this clause (f).

(g) The Company will apply the net proceeds from the offering of the Purchased Preference Stock as set forth under the caption “Use of proceeds” in the Prospectus Supplement.

(h) If a public offering of the Purchased Preference Stock is to be made, the Company will not offer or sell any of its other Preference Stock which are substantially similar to the Purchased Preference Stock prior to [   ] days after the Closing Date without the consent of the Purchasers.

(i) The Company will advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, of the suspension of the qualification of the Purchased Preference Stock for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, or suspending any such qualification, promptly to use its reasonable best efforts to obtain the prompt withdrawal of such order.

(j) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of [         ] on behalf of the Purchasers, it will not make, any offer relating to the Purchased Preference Stock that would constitute an “issuer free writing prospectus” (as defined in Rule 433 of the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of [ ] on behalf of the Purchasers shall be deemed to have been given in respect of the Permitted Free Writing Prospectuses.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5. Expenses.  The Company and the Purchasers agree as follows:

(a) The Company, whether or not the transactions contemplated hereunder are consummated, will (except as provided in Section 4(c) hereof) pay all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, all costs and expenses in connection with:  (i) the preparation and filing of the Registration Statement and each Pre-Pricing Prospectus, Prospectus Supplement, Prospectus and Permitted Free Writing Prospectus, and any supplements or amendments thereto; (ii) the preparation, issuance and delivery to the Purchasers of the Purchased Preference Stock (other than transfer taxes); (iii) any listing of the Purchased Preference Stock on the NYSE; (iv) the reproduction or printing and mailing in reasonable quantities of the Registration Statement and amendments thereto, each Pre-Pricing Prospectus, the Prospectus, each Permitted Free Writing Prospectus, if any, and any amendments or supplements thereto, this Agreement and any Blue Sky memoranda delivered to the Purchasers; (v) reasonable filing fees and expenses (including legal fees and disbursements, not in excess of $5,000) incurred in connection with the qualification of the Purchased Preference Stock under the Blue Sky or securities laws of the various states, and the preparation of Blue Sky memoranda for the offering; (vi) the fees and expenses of the transfer agent and registrar for the Purchased Preference Stock; (vii) the fees and expenses of the accountants and the counsel for the Company; (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Purchased Preference Stock to prospective investors and the Purchasers’ sales forces, including, without limitation, travel, lodging and other expenses incurred by the officers of the Company; and (ix) all other costs and expenses incident to the performance of its obligations hereunder  which are not otherwise specifically provided for in this Section.

(b) The Purchasers will pay (i) the fees and disbursements of their respective counsel, except as set forth in Section 5(a) and in Section 9(b) and (ii) their own out-of-pocket expenditures.

6. Conditions of the Purchasers’ Obligations with Respect to Firm Preference Stock.  The obligations of the Purchasers to purchase and pay for the Firm Preference Stock shall be sub-

ject in their discretion to the accuracy of and compliance in all material respects with the representations and the warranties of the Company herein contained as of the date hereof and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission prior to the Closing Date.

(b) You shall have received an opinion, dated the Closing Date, of Anderson & Byrd, LLP, Kansas counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Use Disclosure Package and the Prospectus;

(ii) The Purchased Preference Stock has been duly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and non-assessable; the Purchased Preference Stock conforms as to legal matters in all material respects to the descriptions thereof contained in or incorporated by reference into the General Use Disclosure Package and the Prospectus; and the Company has an authorized capitalization as set forth in the General Use Disclosure Package and the Prospectus;

(iii) The Purchased Preference Stock have been obtained; any conditions in such approvals required to be satisfied prior to the issuance of the Purchased Preference Stock have been duly satisfied; such approvals are in full force and effect; and no further approval, authorization, consent or other order of any public board or body in the State of Kansas is legally required for the issuance, sale and delivery of the Purchased Preference Stock or the execution, delivery and performance by the Company of this Agreement (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of said state);

(iv) Neither the issuance, sale and delivery of the Purchased Preference Stock nor the execution, delivery and performance by the Company of this Agreement will conflict with, violate or result in a breach of any Kansas law or administrative regulation, or any court decree known to such counsel, applicable to the Company (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of said state); and

(v) This Agreement has been duly authorized, executed and delivered by the Company.

(c) You shall have received an opinion, dated the Closing Date, of Spencer, Scott & Dwyer, P.C., Missouri counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Use Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the States of Arkansas, Missouri and Oklahoma, which are the only jurisdictions (other than Kansas) in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

(ii) The Company holds all the valid and subsisting franchises which are necessary to authorize it to carry on the utility businesses in which it is engaged as described in the Registration Statement, the General Use Disclosure Package and the Prospectus;

(iii) Neither the issuance, sale and delivery of the Purchased Preference Stock nor the execution, delivery and performance by the Company of this Agreement will conflict with, violate or result in the breach of any Missouri law or administrative regulation or any court decree known to such counsel applicable to the Company (it being understood that such counsel need express no opinion as to matters subject to the jurisdiction of the Public Service Commission of the State of Missouri, the Corporation Commission of Oklahoma, the State Corporation Commission of the State of Kansas or the Arkansas Public Service Commission or as to the securities or Blue Sky laws of any jurisdiction), conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation, as amended, or By-Laws, as amended, of the Company or of any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company;

(iv) Such counsel has no reason to believe that either (a)  the Registration Statement, as of the Effective Time, or the Prospectus, as of its issue date and also as of the Closing Date, or (b) the General Use Disclosure Package, as of the Applicable Time, contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement, the General Use Disclosure Package and the Prospectus of contracts and other documents are accurate and fairly present the information therein shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus by Item 103 of Regulation S-K under the Act which are not described as so required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus pursuant to Item 11 of Form S-3 under the Act or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K under the Act which are not described and filed as so required; it being understood that such counsel need express no opinion as to the financial statements or other financial information contained in the General Use Disclosure Package or the Prospectus;

(v) This Agreement has been duly authorized, executed and delivered by the Company; and

(vi) Other than disclosed or contemplated by the General Use Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of its officers is a party or of which any of its properties is subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to result in a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

In rendering such opinion, Spencer, Scott & Dwyer, P.C. may rely, as to the incorporation of the Company and all matters governed by Kansas law, upon the opinion of Anderson & Byrd, LLP referred to in paragraph (b) above and, as to all matters covered thereby, upon the opinion of Brydon, Swearengen & England, Professional Corporation referred to in paragraph (d) below.

(d) You shall have received an opinion, dated the Closing Date, of Brydon, Swearengen & England, Professional Corporation, special regulatory counsel for the Company, to the effect that no approval, authorization, consent or other order of any public board or body in the State of Arkansas, Missouri or Oklahoma is legally required for the issuance, sale and delivery of the Purchased Preference Stock or the execution, delivery and performance by the Company of this Agreement (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of any jurisdiction).

(e) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, counsel for the Company, to the effect that:

(i) The Purchased Preference Stock has been duly authorized and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be fully paid and non-assessable and conform as to legal matters in all material respects to the description thereof contained in or incorporated by reference into the General Use Disclosure Package and the Prospectus;

(ii) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Preference Stock have been obtained, and such counsel knows of no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

(iii) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel (after inquiry), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, General Use Disclosure Package and the Prospectus, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial information included therein or omitted therefrom and the Forms T-1, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, and the applicable Rules and Regulations; and

(iv) This Agreement has been duly authorized, executed and delivered by the Company.

In rendering such opinion Cahill Gordon & Reindel LLP may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Kansas, Missouri, Arkansas and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson & Byrd, LLP; Spencer, Scott & Dwyer, P.C.; and Brydon, Swearengen & England, Professional Corporation referred to above.

In addition, such counsel shall state that:  “We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company, representatives of counsel for the Purchasers and representatives of the Purchasers at which the contents of the Registration Statement, the Prospectus and the General Use Disclosure Package and related matters were discussed.  Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Prospectus and the General Use Disclosure Package, the limitations inherent in the role of outside counsel are such that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents.  Subject to the foregoing, we advise you that no facts have come to our attention that lead us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the General Use Disclosure Package, taken together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the financial statements or other financial data that is included in or omitted from the Registration Statement, the Prospectus or the General Use Disclosure Package or the Forms T-1).”

(f) You shall have received an opinion, dated the Closing Date, of Dewey & LeBoeuf LLP, counsel for the Purchasers, with respect to such matters as the Purchasers may reasonably request and in form and substance satisfactory to the Purchasers.

(g) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the Closing Date and, if applicable, each Additional Closing Date, and addressed to the Purchasers in form and substance reasonably acceptable to [           ].

(h) On the Closing Date, subsequent to the respective dates as of which information is given in the General Use Disclosure Package and the Prospectus, there shall have been no Material

Adverse Change and there shall have been furnished to you a certificate, dated the Closing Date, from the Company, signed on behalf of the Company by the President, or the Vice President-Finance, stating in effect that to the best knowledge of the officer signing such certificate and except as may be reflected in or contemplated by the Registration Statement or stated in such certificate (i) the representations and warranties of the Company contained in Section 3 of this Agreement are correct and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied on its part at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, or, to the knowledge of the signer thereof, are contemplated under the Act; and (iii) subsequent to the respective dates as of which information is given in the General Use Disclosure Package and the Prospectus, there has been no Material Adverse Change.

(i) The Company shall have filed with the Secretary of State of the State of Kansas and delivered to the Purchasers the Certificate of Designations.

(j) The representations and warranties of the Company herein shall be true and correct as of the Closing Date and all agreements herein contained to be performed on the part of the Company at or prior to the Closing Date shall have been so performed.

(k) You shall have been furnished such additional certificates and other evidence as you or your counsel may reasonably request showing fulfillment of the conditions contained in this Section 6 and existence of the facts to which the representations and warranties contained in Section 3 hereof relate.

(l) If the Purchased Preference Stock is to be listed on the NYSE, the NYSE shall have approved for listing upon official notice of issuance, the Purchased Preference Stock.

7. Indemnification.

(a) The Company will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act, each of the Purchasers’ directors and officers, and the successors and assigns of all of the foregoing persons, against the losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Pre-Pricing Prospectus, any issuer free writing prospectus (as defined in Rule 433 under the Act), the Prospectus, or any amendment or supplement to any thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Purchaser, and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser specifically for use therein.  The indemnification obligation contained in this Section 7 will be in addition to any liability which the Company may otherwise have.

(b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Pre-Pricing Prospectus, any Permitted Free Writing Prospectus, the Prospectus or any amendment or supplement to any thereof, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  The indemnification obligation contained in this Section 7 will be in addition to any liability which the Purchasers may otherwise have.

In addition to any other information the Purchasers may furnish, the Purchasers hereby furnish to the Company specifically for use in the Prospectus the information with respect to the offering of the Purchased Preference Stock and the Purchasers set forth in [                  ] on the cover page of the Prospectus Supplement and in [            ] under the heading “Underwriting”.2

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7.  In case any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and acceptable to the indemnified party (the indemnified party shall not unreasonably reject such counsel), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i)  the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have

2Specific language to be identified.

reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of one counsel representing all indemnified parties shall be at the expense of the indemnifying party.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party, or (ii) be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with the other provisions of this Section 7.

8. Contribution.  If recovery is not available under the foregoing indemnification provisions of Section 7 of this Agreement, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act.  In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Preference Stock (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.  The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers were treated as one entity for such purpose).  No Purchaser or any person controlling such Purchaser shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Preference Stock purchased by such Purchaser, less the aggregate amount of any damages which such Purchaser and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

9. Termination.

(a) This Agreement may be terminated at any time on or prior to the Closing Date or, with respect to the Additional Preference Stock, any Additional Closing Date, by the Purchasers, by written notice to the Company, if (i) a Material Adverse Change has occurred since the respective dates as of which information is given in the General Use Disclosure Package and the Prospectus, (ii) trading in securities on the NYSE has been suspended or limited or minimum prices having been established on such Exchange or a material disruption has occurred in commercial banking, securities settlement or clearance services, (iii) a suspension or material limitation in trading in the Company’s securities on the

NYSE has been imposed, (iv) a banking moratorium having been declared by the United States, or by New York or Missouri state authorities, (v) (A) an outbreak or substantial escalation of major hostilities between the United States and any foreign power, or any other new insurrection or armed conflict involving the United States having occurred, or (B) any material adverse change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in subclause (A) or (B) above in this clause (v) in the Purchasers’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Purchased Preference Stock on the terms and in the manner contemplated in the Registration Statement, the General Use Disclosure Package and the Prospectus, or (vi) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

(b) If the sale to the Purchasers of the Purchased Preference Stock, as contemplated by this Agreement, is not carried out by the Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(a), 7 and 8 hereof), and the Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Sections 7 and 8, and the last sentence of Section 11 hereof) or to one another hereunder.

10. Survival of Indemnities, Representations and Warranties.  The respective indemnities and agreements for contribution of the Company and the Purchasers and the respective representations and warranties of the Company and the Purchasers set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Purchasers or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Purchased Preference Stock or termination of this Agreement.

11. Default of Purchasers.  If any Purchaser or Purchasers default in their obligations to purchase Firm Preference Stock or Additional Preference Stock, as the case may be, hereunder and the aggregate number of shares of Firm Preference Stock or Additional Preference Stock, as the case may be, which such defaulting Purchaser or Purchasers agreed but failed to purchase is equal to or less than 10% of the total number of shares of Firm Preference Stock or Additional Preference Stock, as the case may be, you may make arrangements satisfactory to the Company for the purchase of such Firm Preference Stock or Additional Preference Stock, as the case may be, by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date or the Additional Closing Date, as the case may be, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Preference Stock or Additional Preference Stock, as the case may be, which such defaulting Purchasers agreed but failed to purchase.  If any Purchaser or Purchasers so default and the aggregate amount of Firm Preference Stock or Additional Preference Stock, as the case may be, with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Firm Preference Stock or Additional Preference Stock, as the case may be, by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9 and except that any default by a Purchaser with respect to the purchase of Additional Preference Stock shall not affect the obligation of the Purchasers to purchase the Firm Preference Stock.  In the event that any Purchaser or Purchasers default in their obligation to purchase Firm Preference Stock or Additional Preference Stock, as the case may be, hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date and an Additional Closing Date, as the case may be, for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary.  As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section.  Nothing herein will relieve a defaulting Purchaser from liability for its default.

12. Parties in Interest.  This Agreement shall inure to the benefit of the Company, the Purchasers, the officers, directors and partners of such parties, each controlling person referred to in Section 7 hereof, and their respective successors.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Purchased Preference Stock from a Purchaser or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

The term “successor” as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased Preference Stock from any Purchaser or any subsequent holder thereof.

This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any agreement previously entered into.

13. Notices.  All communications, terminations and notices hereunder shall be in writing and, if sent to any Purchaser, shall be mailed, delivered or telecopied and confirmed to it by letter to the address set forth for such Purchaser in Schedule A to the Purchase Agreement (or such other place as the Purchaser may specify in writing); if sent to the Company shall be mailed, delivered or telecopied and confirmed to the Company at 602 Joplin Avenue, Joplin, Missouri 64801, telecopier no. (417) 625-5153 (Attn: Vice President - Finance) (or such other place as the Company may specify in writing).

14. Counterparts.  This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

15. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Jurisdiction; Waiver of Jury Trial.  Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in anyway relating to this Agreement (“Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Purchaser or any indemnified party.  Each Purchaser and the Company (on its behalf and, to the ex-

tent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Purchased Preference Stock pursuant to this Agreement, including the determination of the public offering price of the Purchased Preference Stock and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) and no Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.